UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

PATHWARD FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 497-7497

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CASH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01    Changes in Registrant's Certifying Accountant.

The Audit Committee (the "Committee") of the Boards of Directors of Pathward Financial, Inc. (the “Company”) and Pathward Financial, N.A. conducted a competitive process to select the audit firm to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026. Following that process, on December 23, 2025, KPMG LLP (“KPMG”) was appointed to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026. On the same day, the Company notified Crowe LLP (“Crowe”) of its dismissal as the Company’s independent registered public accounting firm, effective immediately. The decision to change the Company's independent registered public accounting firm was approved by the Committee.

Crowe’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended September 30, 2025 and 2024 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Further, during the fiscal years ended September 30, 2025 and 2024, and the subsequent interim period through December 23, 2025, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Crowe on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Crowe’s satisfaction, would have caused Crowe to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K except for the following material weakness in internal control over financial reporting that existed as of September 30, 2025 and 2024:

The Company did not design and maintain effective internal control activities for evaluating the technical accounting and financial reporting for certain consumer lending program agreements in the Consumer Solutions business, including the continued application of U.S. GAAP to such transactions.

The Committee discussed the material weakness in the Company’s internal control over financial reporting with Crowe and has authorized Crowe to respond fully to inquiries of KPMG concerning such material weakness.

The Company requested that Crowe furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements herein. A copy of Crowe’s letter, dated December 30, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended September 30, 2025 and 2024 and the subsequent interim period through December 23, 2025, neither the Company nor anyone on its behalf has consulted with KPMG regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
16.1	Letter from Crowe LLP.
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document).

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHWARD FINANCIAL, INC.

Date: December 30, 2025	By:	/s/ Gregory A. Sigrist
Gregory A. Sigrist
Executive Vice President and Chief Financial Officer